<




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              ____________________


                                   FORM 8-K/A


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) January 8, 2001




                      CONVERA CORPORATION
-------------------------------------------------------------------------------
                         (Exact name of registrant as specified in its charter)



    Delaware                  000-31989                    54-1987541
-------------------  --------------------------     ---------------------------
(State or other  )       (Commission File No.)        (I.R.S. Employer )
jurisdiction                                          Identification No.)
of incorporation)


                     1921 GALLOWS ROAD, SUITE 200
                       VIENNA, VIRGINIA 221826
-------------------------------------------------------------------------------
            Address of principal executive offices and zip code)


        Registrant's telephone number, including area code: (703) 761-3700

The undersigned registrant hereby amends its Current Report on Form 8-K dated December 21, 2000 and filed on December 22, 2000 to amend Item 7.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statements of Businesses Acquired

     The following financial statements of the Interactive Media Services division of Intel included in Convera's Registration Statement on Form S-4 (File No. 333-50172) are incorporated herein by reference:

        (1)      Report of Independent Auditors
        (2)      Statement of Assets to be Contributed as of December 25, 1999,
                 December 26, 1998, and   September 30, 2000 (unaudited)
        (3) Statement of Net Revenues and Direct Expenses for the year ended December 25, 1999, the period from inception to December 26, 1998 and the nine months ended
                 September 25, 1999 (unaudited) and September 30, 2000
                 (unaudited)
        (4)      Notes to Financial Statements


         (b)      Pro Forma Financial Information

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma combined financial information combines the historical consolidated statements of operations of Excalibur Technologies Corporation ("Excalibur") with the historical statements of net revenues and direct expenses of the Interactive Media Services ("IMS") division of Intel Corporation ("Intel") after giving effect to the combination of Excalibur and the IMS division and the impact of Convera's agreement with NBA Media Ventures, LLC and WNBA Enterprises, LLC (collectively, "NBA") described in Note 7, as if these transactions had occurred on February 1, 1999, and the historical consolidated balance sheet of Excalibur with the historical statement of assets to be contributed of the IMS division as if these transactions had occurred on October 31, 2000. The historical financial statements for Excalibur are for the fiscal year ended January 31, 2000 and as of and for the nine months ended October 31, 2000. The historical financial information of the Interactive Media Services division is for the fiscal year ended December 25, 1999 and as of and for the nine months ended September 30, 2000. The statements of operations of the two entities have been combined using their respective fiscal years.

     Intel's IMS division contributed to Convera is comprised of three separate but related businesses that were formally established between June 1998 and October 1998. Because these businesses did not exist before this time, no historical financial information for any period prior to commencement of operations of these businesses is available. No individuals within Intel were dedicated to these businesses before these dates. These IMS businesses were not recorded as separate operating segments within Intel or as separate legal entities, but were embedded in Intel's overall operations. As a result, separate financial statements have not been maintained for the operations to be contributed to Convera. The financial statements of IMS have been prepared from the historical accounting records of Intel and do not purport to reflect the assets to be contributed, and the net revenues and direct expenses that would have resulted if IMS had operated as an unaffiliated independent company. Management does not believe there are any additional allocations to be included in the unaudited pro forma combined financial information as Excalibur has adequate established infrastructure to support the incremental activity of IMS following the closing of the combination.

     Since separate financial statements were not maintained for the IMS business, preparation of statements of operations and cash flows, including amounts charged for income taxes, interest and indirect expenses, is impractical. Additionally, since only certain assets are being contributed, a statement of stockholders' equity is not applicable.

     The pro forma amounts are presented for illustrative purposes only and are not necessarily indicative of the results of operations of the combined company that would have actually occurred had we completed the combination on February 1, 1999 or of the financial condition of the combined company had we completed the combination on October 31, 2000 or of the future results of operations or financial condition of the combined company.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET



                                                              INTERACTIVE
                                               EXCALIBUR     MEDIA SERVICES     PRO FORMA      PRO FORMA
                                            October 31,2000 September 30, 2000 ADJUSTMENTS      COMBINED
                                             -------------   ----------------  -----------     ----------
                                                              (IN THOUSANDS)

                                                 ASSETS
Current Assets
  Cash and cash equivalents................     $10,129         $150,000      $       --      $  160,129
  Short term investments...................         142              898            (617)(9)         423
  Accounts receivable, net.................      17,434                                           17,434
  Consideration due or received in excess
     of costs incurred on uncompleted
     contracts.............................          --           (2,383)                         (2,383)
  Prepaid expenses and other...............       4,309                                            4,309
                                                -------         --------      ----------      ----------
     Total current assets..................      32,014          148,515            (617)        179,912
Equipment and leasehold improvements,
  net......................................       2,103              422                           2,525
Other assets...............................         808                                              808
Intangibles................................         176                           74,753(7)
                                                                                 775,934(1a)     850,863
                                                -------         --------      ----------      ----------
     Total assets..........................     $35,101         $148,937      $  850,070      $1,034,108
                                                =======         ========      ==========      ==========
                                  LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Accounts payable.........................     $ 2,922         $     --      $       --      $    2,922
  Accrued expenses.........................       1,684               --           2,000(1b)       2,884
  Deferred revenues........................       5,076               --              --           5,076
                                                -------         --------      ----------      ----------
     Total current liabilities.............       9,682               --           2,000          11,682
                                                -------         --------      ----------      ----------
     Total shareholders' equity............      25,419               --          74,753(7)
                                                                                    (617)(9)
                                                                      --         922,871(1c)   1,023,226
                                                -------         --------      ----------      ----------
     Total liabilities and shareholders'
       equity..............................     $35,101         $             $  999,007      $1,034,108
                                                =======         ========      ==========      ==========



  See accompanying Notes to Unaudited Combined Pro Forma Financial Information

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS


                                            INTERACTIVE
                              EXCALIBUR    MEDIA SERVICES                                    EXCALIBUR
                             FISCAL YEAR    FISCAL YEAR                                     NINE MONTHS
                                ENDED          ENDED                                           ENDED
                             JANUARY 31,    DECEMBER 25,     PRO FORMA         PRO FORMA     OCTOBER 31,
                                2000            1999        ADJUSTMENTS        COMBINED         2000
                             -----------   --------------   -----------        ---------   -------------
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)

Revenues...................    $37,934        $ 1,568        $     --          $  39,502      $33,062
                               -------        -------        --------          ---------      -------
Expenses:
  Cost of revenues.........      6,867             23              --              6,890        6,227
  Sales and marketing......     16,210          3,328              --             19,538       16,554
  Research and product
    development............      9,456          2,275              --             11,731        8,466
  General and
    administrative.........      5,402          2,495              --              7,897        4,105
  Amortization of acquired
    intangible assets and
    goodwill...............        118             --         133,729(1d)        133,847           90
  Amortization of other
    intangible assets......         --             --            9,344(7)          9,344           --
                               -------        -------        --------          ---------      -------
                                38,053          8,121                            189,247       35,442
                               -------        -------        --------          ---------      -------
Operating loss.............       (119)        (6,553)             --           (149,745)      (2,380)
Interest income, net.......        250             --              --                250          336
Write-off of investment in
  affiliate................       (471)            --              --               (471)          --
                               -------        -------        --------          ---------      -------
Net loss before
  non-recurring items
  directly attributable to
  the combination..........       (340)        (6,553)             --           (149,966)      (2,044)
Dividends on cumulative,
  convertible preferred
  stock....................         14             --              --                 14           10
                               -------        -------        --------          ---------      -------
Net loss applicable to
  common stock before
  non-recurring items
  directly attributable to
  the combination..........    $  (354)       $(6,553)       $     --          $(149,980)     $(2,054)
                               =======        =======        ========          =========      =======
Basic and diluted net loss
  per common share.........    $ (0.02)       $    --        $     --          $   (3.25)     $ (0.14)
Weighted average number of
  common shares
  outstanding..............     14,282             --          31,903(7)(1e)      46,185       14,926
                               =======        =======        ========          =========      =======


                              INTERACTIVE
                             MEDIA SERVICES
                               NINE MONTHS
                                 ENDED
                             SEPTEMBER 30,     PRO FORMA         PRO FORMA
                                  2000        ADJUSTMENTS        COMBINED
                             --------------   -----------        ---------
                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)

Revenues...................     $ 1,866         $    --          $  34,928
                                -------         -------          ---------
Expenses:
  Cost of revenues.........         532              --              6,759
  Sales and marketing......       6,542              --             23,096
  Research and product
    development............       3,466              --             11,932
  General and
    administrative.........       2,372              --              6,477
  Amortization of acquired
    intangible assets and
    goodwill...............          --         100,297(1d)         100,387
  Amortization of other
    intangible assets......          --           7,008(7)           7,008
                                -------         -------          ---------
                                 12,912                            155,659
                                -------         -------          ---------
Operating loss.............     (11,046)             --           (120,731)
Interest income, net.......          --              --                336
Write-off of investment in
  affiliate................          --              --                 --
                                -------         -------          ---------
Net loss before
  non-recurring items
  directly attributable to
  the combination..........     (11,046)             --           (120,395)
Dividends on cumulative,
  convertible preferred
  stock....................          --              --                 10
                                -------         -------          ---------
Net loss applicable to
  common stock before
  non-recurring items
  directly attributable to
  the combination..........    $(11,046)        $    --          $(120,405)
                                =======         =======          =========
Basic and diluted net loss
  per common share.........     $    --         $    --          $   (2.57)
Weighted average number of
  common shares
  outstanding..............          --          31,903(7)(1e)      46,829
                                =======         =======          =========



See accompanying Notes to Unaudited Combined Pro Forma Financial Information

                   NOTES TO UNAUDITED COMBINED PRO FORMA FINANCIAL INFORMATION

1. PURCHASE PRICE ALLOCATION

     (a) The pro forma combined balance sheet reflects the application of the purchase method of accounting for the acquisition of the IMS division of Intel. The estimated purchase price is $925,671,000 including transaction costs of approximately $2,000,000. The estimated purchase price includes the consideration to be issued for the IMS division which was calculated by multiplying 27,156,422 shares by $34.013, the Excalibur five day average common stock price surrounding the May 1, 2000 announcement of the combination. Based on a preliminary allocation of the purchase price, the application of the purchase method results in approximately $776,734,000 in excess of purchase price over net tangible assets to be acquired. Based on a preliminary analysis done by Excalibur, this amount is expected to be allocated as follows: (i) acquired in-process research and development of $800,000, which will be written off when the combination is recorded; (ii) value associated with specific acquired contracts of $3,010,000, which will be amortized over one year; (iii) other identified intangibles of $13,160,000, which will be amortized over three years; and (iv) goodwill of $759,764,000, which will be amortized over six years. Customer contracts were valued based on a discounted projected gross profit on each of the related contracts. Other identified intangibles include developed technology and the assembled workforce. The developed technology was valued based on a detailed discounted cash flow analysis and the assembled workforce was valued based on a replacement cost approach.

     (b) Accrued expenses have been increased by the estimated transaction costs of $2,000,000.

     (c) Computation of Pro Forma Purchase Price



Issuance of 27,156,422 shares of Convera common stock,
  representing 60% ownership   .....................               $923,671,000
Transaction costs..............                                       2,000,000
                                                                   ------------
  Pro forma purchase price..........................               $925,671,000
                                                                   ============
Preliminary allocation of purchase price:
Value of IMS division's net tangible assets
at September 30,  2000.........................                    $148,937,000
Acquired in-process research and development...........                 800,000
Customer contracts (1 year useful life).................              3,010,000
Developed technology and assembled workforce (three year
  useful life)........................                               13,160,000
Goodwill (six year useful life)................                     759,764,000
                                                                   ------------
  Total allocated................................                  $925,671,000
                                                                   ============
Shareholders' equity has been adjusted to reflect purchase
  accounting as follows:
Common stock, $0.01 par value, issuance of 27,156,422
  shares..............................................             $    272,000
Additional paid-in capital............................              923,399,000
Accumulated deficit (acquired in-process research and
  development)........................................                (800,000)
                                                                   ------------
  Pro forma increase in shareholders' equity.............          $922,871,000
                                                                   ============

     (d) The pro forma combined statements of operations reflect the amortization of the customer contracts, other intangibles and goodwill of $133,729,000 for the year ended January 31, 2000 and $100,297,000 for the nine months ended October 31, 2000 based on expected estimated useful lives of one year, three years and six years, respectively.

     (e) The weighted average shares adjustment is based on the issuance of 27,156,422 shares of common stock to Intel for the IMS division and 4,746,221 shares of common stock to the NBA (see note 7).

2. NON-RECURRING ITEMS

     Net loss applicable to common stock is presented before non-recurring charges of $800,000 for acquired in-process research and development. The per share amount of the acquired in-process research and development is $(0.02) for the year ended January 31, 2000 and the nine months ended October 31, 2000.

3. IMPAIRMENT OF GOODWILL AND OTHER INTANGIBLE ASSETS

     Convera will periodically evaluate the recoverability of its goodwill and acquisition-related intangible assets. This evaluation will consist of a comparison of the carrying value of the assets with the assets' expected future cash flows, undiscounted and without interest costs. Estimates of expected future cash flows will represent management's best estimate based on reasonable and supportable assumptions and projections. If the expected future cash flows, undiscounted and without interest charges, exceeds the carrying value of the asset, no impairment will be recognized.

4. STOCK-BASED COMPENSATION

     Under the terms of the agreement and plan of contribution and merger between Excalibur, Convera and Intel, upon consummation of the combination, Convera was required to grant under the Convera 2000 Stock Option Plan to all Convera employees, options to purchase shares of Convera Class A common stock with the exercise price of such options to be the greater of (i) $32.16 (the average of the closing prices of the Excalibur common stock as reported on the Nasdaq National Market for the five (5) trading days immediately preceding the announcement of execution of the contribution and merger agreement) or (ii) twenty-five percent (25%) of the average of the closing prices of the Excalibur common stock as reported on the Nasdaq National Market for the five (5) trading days immediately preceding the closing date of the combination; provided, however, that if the average of the closing prices of the Excalibur common stock as reported on the Nasdaq National Market for the five (5) trading days immediately preceding the closing date of the combination is less than $32.16, then the exercise price for such options shall be the average of the closing prices of the Excalibur common stock as reported on the Nasdaq National Market for the five (5) trading days immediately preceding the closing date. Under the terms of the Convera 2000 Stock Option Plan, the vesting period is up to four years with options vesting in equal increments every six months over that period. Excalibur's stockholders approved the Convera 2000 Stock Option Plan at their 2000 Annual Meeting.

     Convera has granted approximately 7 million options under the arrangement described above at an exercise price of $20.52. Based on the market value of Excalibur's common stock of $15.75 on December 21, 2000, the grant date, there will be no unearned compensation recorded.

     In addition, the former Intel employees who became Convera employees will receive a payment for the excess, if any, of the calculated aggregate gain they would have realized on forfeited Intel stock options that would have vested between 2002 and 2005 over the calculated aggregate gain on Convera stock options as of September 30, 2002. The gain attributable to these employees' forfeited Intel stock options is equal to the positive difference, if any between (i) $61.50, representing the approximate fair market value of the Intel stock underlying these options in May 2000 when this bonus arrangement was established, and (ii) the per share exercise price of the forfeited Intel stock options. The maximum aggregate amount that Convera would be required to pay, assuming no aggregate gain on the Convera stock options at September 30, 2002, is approximately $5.6 million. If the market price of Convera shares is at least $35.52 per share at September 30, 2002, then Convera will not be required to pay any amounts to the former Intel employees under this bonus arrangement, based on the fact that the built-in gain attributable to the Convera stock options will be at least equivalent to the built-in gain on the forfeited Intel stock options. Because Excalibur is unable to predict the market value of Excalibur's common stock on September 30, 2002, the pro forma financial statements do not reflect compensation expense related to the potential payments to former Intel employees.

5. RETENTION BONUSES

     In addition to the potential payment related to the excess calculated aggregate gain as described in Note 4, Convera will pay bonuses to specified former employees of Intel that remain employed by Convera as of April 30, 2001, funded through an additional capital contribution from Intel. These employee payments will be charged to expense on Convera's statement of operations over the period from consummation of the combination through April 30, 2001. The payment from Intel will be considered a capital contribution to Convera since Intel will be a principal shareholder of Convera. This additional capital contribution was contemplated in the determination of the Convera shares to be issued to Intel and will not change the Intel share ownership. The retention bonuses are contingent on the continuing employment of the Intel contributed employees with Convera through April 30, 2001 and as such the amount cannot be determined and has not been included in the pro forma combined statement of operations. The retention bonus amount will be determined based upon the intrinsic value of unvested Intel stock options forfeited that would have vested in calendar year 2001 for those former Intel employees that become employees of Convera. The intrinsic value will be determined based on the Intel stock price for the five days prior to the closing of the transaction.

6. GENERAL AND ADMINISTRATIVE EXPENSES

     Excalibur does not anticipate an increase in its general and administrative expenses resulting directly from the combination. Accordingly, no additional expense has been reflected in the pro forma financial statements. Excalibur does expect its general and administrative expenses to increase as a result of the overall growth in its business.


7. NBA AGREEMENTS

     On September 13, 2000, Intel and Convera each entered into an agreement with NBA Media Ventures, LLC and WNBA Enterprises, LLC, referred to herein collectively as the NBA. Intel entered into a services agreement under which Intel agreed to provide services and technologies for the development of interactive NBA products over a term of ten years, which was assigned to Convera upon consummation of the combination. Convera, on the other hand, entered into a contribution agreement under which the NBA contributed assets to Convera in exchange for stock of Convera concurrent with the combination.

     Under the contribution agreement, the NBA contributed the following assets to Convera, which will have the right to use these assets in any of its business activities:

     - all of the NBA know-how, designs, inventions, concepts, ideas, documents, business plans and other materials relating to the creation, development, distribution and marketing of products using the content of sports and entertainment entities;

     - a database of individual customer profiles for approximately 3.5 million basketball fans and a second database of users of NBA products;

     -        domain names related to sports content over the internet;

     -        the software program "GameStats" and its trademark registration;

     - the right to use 25% of the time of NBA personnel related to technical, broadcast operations, engineering, production and marketing and the right to use certain production facilities; and

     -        a non-exclusive, twelve-year license to the NBA trademark.

     In exchange for the contribution of assets, the NBA received shares of Class A common stock representing 10% of the outstanding stock of Convera (13.5% of the Class A common stock), after giving effect to the combination and the conversion of outstanding preferred stock. Based on the number of Convera shares outstanding immediately following the issuance of shares to Intel in connection with the combination on December 21, 2000, Convera issued 4,746,221 shares of Class A common stock to the NBA.

     The shares of Convera common stock issued to the NBA have been recorded based on the $15.75 per share fair value of such shares on the closing date of the combination. The assets contributed by the NBA to Convera under the contribution agreement will be amortized on a straight-line basis over their respective estimated economic useful lives as follows:



                ASSET DESCRIPTION                                        AMORTIZATION PERIOD
                -----------------                                        -------------------

NBA know-how related to products using content of
  sports/entertainment entities.............................                8 years
Database of individual customer profiles....................                5 years
Domain names related to sports content......................                3 years
Software program "GameStats"................................                3 years
Right to use 25% of NBA personnel...........................                8 years
License to NBA trademark....................................               12 years


     Based on the $15.75  fair value of such shares on December  21,  2000,  the
intangible  asset  recorded  is  approximately  $74,753,000,   and  the  related
amortization would be approximately $9,344,000 per year.

8.  NET LOSS PER COMMON SHARE

     The following equity instruments, under the treasury stock method, if applicable, were not included in the calculation of pro forma diluted net loss per common share for the periods presented because their effect would be anti-dilutive:



                                                       YEAR ENDED                 NINE MONTHS ENDED
                                                     JANUARY 31, 2000               OCTOBER 31,2000
                                                     ----------------             ----------------
stock options outstanding............................     1,008,427                  1,696,108
Stock options to be granted upon
Consummation of the combination...........                   --                      4,024,219
Estimated Class A common shares issuable
Upon conversion of preferred stock...........               271,800                    271,800
                                                           ---------                  ---------
          Total......................................     1,280,227                  5,992,127
                                                          =========                   =========


9. SHORT TERM INVESTMENTS

     Investments included in the IMS Statement of Assets to be Contributed represent those equity instruments received by IMS in connection with certain customer arrangements that are to be transferred to Convera. These equity investments have been accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities, and classified as available for sale. Available for sale securities are recorded at fair value. As of December 21, 2000, these investments had a market value of $281,000. This pro forma adjustment represents the unrealized losses on the investments included in the historical financial statements of IMS. This decline in value as compared to October 31, 2000 is considered temporary, and, thus, a permanent impairment has not been recognized.

         (c)      Exhibits

         2.1 Agreement and Plan of Contribution and Merger, dated as of April 30, 2000, as amended, by and among Excalibur Technologies Corporation, Intel Corporation, Convera Corporation and Excalibur Transitory, Inc. (Incorporated by reference from Exhibits 2.1 and 2.2 to Convera's Registration Statement on Form S-4 (File No. 333-50172))

         2.2 Amendment No. 2, dated as of December 21, 2000, to Agreement and Plan of Contribution and Merger, dated as of April
                  30, 2000, by and among Excalibur Technologies Corporation, Intel Corporation, Convera Corporation and Excalibur Transitory, Inc. (Incorporated by reference from Exhibit 2.2 to Convera's Current Report on Form 8-K dated December
                  22, 2000)

         10.15 Contribution Agreement, dated as of September 13, 2000, between Convera and NBA Media Ventures, LLC. (Incorporated by reference from Exhibit 10.15 to Convera's Registration Statement on Form S-4 (File No. 333-50172))

         99.1 Press Release issued by Excalibur on December 21, 2000 (Previously filed as Exhibit 99.1 to Convera's Current Report on Form 8-K dated December 22, 2000)

                               SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                               CONVERA CORPORATION



                              By:      /s/ Patrick C. Condo
                                           Patrick C. Condo
                                   President and Chief Operating Officer



Date:  February 9, 2001




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